Exhibit No. EX-99.j.3

POWER OF ATTORNEY

     The undersigned as Trustee of The Barrett Funds (the "Trust") hereby appoints Peter H. Shriver and Paula J. Elliott (with full power to each of them to act alone) as her attorneys-in-fact and agents, in all capacities, to execute, deliver and file, in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with, or register any security issued by the Trust under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. The undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned hereby executes this Power of Attorney on the 30th day of October, 2008.

Name	Title

/s/ Rosalind A. Kochman
Rosalind A. Kochman	Trustee